UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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the Securities Exchange Act of 1934

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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Pershing Square Capital Management, L.P. and certain affiliates (“Pershing Square”) posted the following materials on ADPascending.com:

LETTERS & FILINGS TIMELINE PRESS RELEASES PRESENTATION & VIDEOS QUESTIONS LETTERS & FILINGS October 11, 2017 Letter to Shareholders September 28, 2017 Letter to Shareholders September 20, 2017 September 15, 2017 Pershing Square Amended 13D Pershing Square sends a letter to ADP’s Board requesting the use of a universal proxy card. September 14, 2017 Proxy Supplement September 7, 2017 Pershing Square Amended 13D Pershing Square thanks ADP’s Board for meeting on September 5th and notes that a substantial number of shareholders have told Pershing Square that they strongly prefer that the company embrace its significant potential for improvement and that it work together with Pershing Square in the best interest of the company and all of its stockholders. September 5, 2017 Proxy Statement August 31, 2017 Pershing Square Files an Amended 13D Pershing Square files an amended 13D showing that as of August 31, 2017. Veronica M. Hagen and V. Paul Unruh each beneficially own 3,000 shares of Common Stock of ADP. Sign up to email updates: EMAIL * Submit Contacts Pershing Square Fran McGill 212 909 2455 Mc.Gill@persq.com Rubenstein Steve Murray 212 843 8293 smurray@rubenstein.com Eric Kuo 212 843 8494 ekuo@rubenstein.com August 14, 2017 Preliminary Proxy Statement August 7, 2017 13 D HOW TO VOTE     @ 2017 Pershing square Capital Management L.P. Proxy Statement Disclaimer Sec Filings

Pershing Square sent the following email to certain subscribers of www.ADPascending.com:

Pershing Square posted the following materials to their Facebook page relating to Automatic Data Processing, Inc. (the “Company”):

ADP ASCENDING ADP Ascending 3 hrs. ADP is massively underperforming compared to its potential and its competitors. We think adding one of the company’s largest shareholders to the board of directors will help ADP achieve its full potential. Hear more about our plan from CNBC’s Jim Cramer. Jim Cramer on Bill Ackman: Give Him an ADP Board Seat Billionaire investor Bill Ackman thinks ADP has much more potential, even though its stock has outperformed the S&P 500 in recent years. THESTREET.COM Like Comment Share

Pershing Square posted the following material to their Twitter page relating to the Company:

ADP ASCENDING
ADP Ascending @ADPascending 58m
Watch @BillAckman’s interview
with @jimcramer and learn about
the opportunity for $ADP
shareholders youtube.com/watch?
V=bP JJ-1… [1/7]

ADP ASCENDING ADP Ascending @ADPascending 56m Replying to @ADPascending “ADP Needs to pretend it’s a spinoff…” [2/7]

ADP ASCENDING ADP Ascending @ADPascending 54m Replying to @ADPascending “Once [CDK] was spun off—same management team, different board of directors..” [3/7]

ADP ASCENDING ADP ADP Ascending @ADPascending 53m Replying to @ADPascending “Who took out a blank sheet of paper and said “how do we run this business more effectively.” [4/7]

ADP Ascending @ADPascending 52m Replaying to @ADPascending “They’ve taken margins up 70% in the last 3 years, the stock is up more than 100%,” [5/7] ADP ASCENDING

ADP ASCENDING ADP Ascending @ ADPascending Replying to @ADPascending “Why shouldn’t ADP shareholders have that same opportunity?” [6/7] 12:17pm . 11 Oct 2017 . Twitter Web Client 1 REPLY

ADP ASCENDING ADP Ascending@ADPascending Replying to @ADPascending Learn about how you can ensure $ADP lives up to its potential and why you should #VoteGOLD here adpascending.com [7/7] Home | ADP Ascending adpascending.com 12:21pm 11 Oct 2017 Twitter Web Client